Exhibit 10.13

Execution copy

AMENDMENT AGREEMENT

TO THE CONDITIONAL SHARE TRANSFER AGREEMENT

THIS AMENDMENT AGREEMENT TO THE CONDITIONAL SHARE TRANSFER AGREEMENT (this “Amendment Agreement”) dated as of May 24, 2006, is entered into among:

JSC TuranAlem Securities, a joint stock company registered under the laws of Kazakhstan and holding broker-dealer license No. 0401200159, as Securities Agent under the Securities Agency Agreement of even date, acting on behalf of The Bank of New York, as trustee under the Indenture described below (in such capacity, together with its successors and assigns in such capacity, the “Securities Agent”), and

Transmeridian Exploration Inc. (“TME”), a British Virgin Islands international business company, and Bramex Management, Inc. (“Bramex”), a British Virgin Islands international business company (Bramex, together with TME, the “Shareholders”).

RECITALS

WHEREAS, The Bank of New York, as trustee (the “Trustee”), the Shareholders and certain guarantors have entered into an Indenture dated as of December 12, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) pursuant to which TME issued on December 12, 2005, its Senior Secured Notes due 2010 in the aggregate principal amount of $250,000,000 (the “Initial Notes”);

WHEREAS, to provide for the mechanism of securing the obligations of the Shareholders under the Notes and the Indenture, the Trustee, the Securities Agent and the Shareholders have entered into the Securities Agency Agreement dated as of January 3, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Securities Agency Agreement”);

WHEREAS, the Shareholders, the Trustee and certain guarantors have entered into the Second Supplemental Indenture as of the date hereof (the “Second Supplemental Indenture”), to amend and supplement the Indenture to provide for the issuance of an additional aggregate principal amount of $40,000,000 of TME’s Senior Secured Notes due 2010 (the “Additional Notes”, and together with the Initial Notes, the “Notes”), and the Shareholders, the Trustee and the Securities Agent have entered into the Amendment Agreement amending the Securities Agency Agreement as of the date hereof to reflect certain changes to the Indenture effected by the Second Supplemental Indenture;

WHEREAS, to secure the obligations of the Shareholders under the Indenture and the Notes and the guarantee of Bramex as described above and all other obligations of the Shareholders under the Transaction Documents, the Securities Agent and the Shareholders have entered into the Conditional Share Transfer Agreement dated as of January 3, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Conditional Share Transfer Agreement”);

WHEREAS, Section 7(c) of the Conditional Share Transfer Agreement authorizes the Securities Agent and the Shareholders to amend or supplement the Conditional Share Transfer Agreement, and the Securities Agent and the Shareholders have obtained written consent of the Trustee to enter into this Amendment Agreement, as required by Section 7(c) of the Conditional Share Transfer Agreement;

NOW THEREFORE, to comply with the provisions of the Conditional Share Transfer Agreement and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Securities Agent and the Shareholders mutually covenant and agree as follows:

SECTION 1

PROVISIONS OF THE CONDITIONAL SHARE TRANSFER AGREEMENT

Except insofar as otherwise expressly provided in Section 2 hereof, all the definitions, provisions, terms and conditions of the Conditional Share Transfer Agreement shall remain in full force and effect. The Conditional Share Transfer Agreement is in all respects ratified and confirmed, and the Conditional Share Transfer Agreement as supplemented and amended by this Amendment Agreement shall be read, taken and considered as one and the same instrument for all purposes. Upon and after the execution of this Amendment Agreement, each reference in the Conditional Share Transfer Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the “Agreement” shall be a reference to the Conditional Share Transfer Agreement as modified hereby.

SECTION 2

AMENDMENTS TO THE SECURITIES AGENCY AGREEMENT

2.1 Paragraph B of the recitals to the Conditional Share Transfer Agreement shall be amended and restated to read as follows:

“Visor Investment Solutions, a joint stock company registered under the laws of Kazakhstan and holding broker-dealer license No. 0401201058, or any other legal entity that holds a valid license for conducting of broker dealer activity under the applicable laws, shall act as nominee for the Shareholders and the Securities Agent pursuant to an Agreement for Brokerage Services (Including Custody Services) of even date (in such capacity, together with its successors and assigns in such capacity, the “Nominee”). Nominee shall be instructed by the Parties to act pursuant to this Agreement and the Nominee shall acknowledge in writing receipt hereof.”

2.2 Paragraph D of the recitals to the Conditional Share Transfer Agreement shall be amended and restated to read as follows:

“TME has issued its Senior Secured Notes due 2010 on December 12, 2005 in the aggregate principal amount of $250,000,000 and will issue an additional aggregate principal amount of $40,000,000 of TME’s Senior Secured Notes due 2010 on or before June 9, 2006 (collectively, the “Notes”) under an Indenture dated as of December 12, 2005 (as heretofore and hereafter supplemented as amended, the “Indenture”) with The Bank of New York, as trustee thereunder (in such capacity, the “Trustee”) for the benefit of the holders of the Notes, and the Notes, and all of TME’s obligations with respect thereto and otherwise under the Indenture are guaranteed by Bramex;”

2.3 Paragraph E of the recitals to the Conditional Share Transfer Agreement shall be amended and restated to read as follows:

“As contemplated by the several purchase agreements with the purchasers of Notes, to secure the obligations of TME under the Indenture and the Notes in the aggregate principal amount of $290,000,000 and the guarantee of Bramex as described above and all other obligations of the Shareholders under the Transaction Documents (collectively, the “Obligations”), the Shareholders are required to enter into this Agreement with the Securities Agent.”

SECTION 3

EFFECTIVENESS OF AMENDMENT

3.1 This Amendment Agreement shall become effective, and shall bind the parties hereto, upon

(a)	its execution by the Shareholders and the Securities Agent;

(b)	receipt by the Shareholders and the Securities Agent of the written consent of the Trustee consenting to this Amendment Agreement pursuant to Section 7(c) of the Conditional Share Transfer Agreement; and

(c)	delivery by TME to the Trustee and the Securities Agent of written notice that the issuance and sale of Additional Notes (the “Offering”) has been consummated on or before June 9, 2006.

3.2 Notwithstanding the foregoing, in the event that the Offering is not consummated by TME on or before June 9, 2006, the amendments to the Conditional Share Transfer Agreement contained in Section 2 hereof shall not become operative and shall not bind the Shareholders or the Securities Agent and this Amendment Agreement shall lapse automatically and be of no further force or effect.

SECTION 4

GOVERNING LAW

This Agreement shall be construed in accordance with and governed by the laws of the Republic of Kazakhstan. The Parties agree that any suit for the enforcement of this Agreement may be brought in the courts of the Republic of Kazakhstan court sitting therein and consent to the nonexclusive jurisdiction of such court.

SECTION 5

DISPUTE RESOLUTION

(a)

The Parties shall make attempts to settle disputes hereunder amicably through good faith negotiations within thirty (30) days from the moment of submission of a written notice about such dispute by one Party to the other Party. If such negotiations are not successful a dispute, controversy or claim arising out of or relating to this Amendment

Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration.

(b)	Each of the Parties hereby irrevocably agrees that, if any dispute, claim or disagreement arises from or in connection with this Amendment Agreement (or any supplement, modification or addition thereto, including as to the terms or conditions of the execution, breach, termination or invalidity hereof or thereof) (together, Disputes) and the negotiations referred to in Clause 5(a) are not successful, such Dispute shall be submitted to arbitration. Disputes submitted to arbitration shall be conducted in English and be resolved by arbitration in London by the Arbitration Court of the International Chamber of Commerce (the Arbitration Court) in accordance with the rules of the Arbitration Court, which rules are deemed to be incorporated by reference into this Clause. The tribunal shall consist of three arbitrators, one appointed by each of the Parties with the third being agreed between the first two arbitrators but, in the absence of agreement between them, shall be appointed by the Arbitration Court. All decisions of the Arbitration Court shall be binding on the Parties and the Dispute shall be considered finally settled under the rule of the Arbitration Court by the said arbitrators.

SECTION 6

COUNTERPARTS AND FACSIMILES

The Parties agree that this Amendment Agreement may be signed in counterparts at different times and in different places without the Parties being in each other’s presence, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument. A copy of this Amendment Agreement executed by any Party and transmitted by facsimile shall be binding upon the Parties in the same manner as an original executed and delivered in person.

SECTION 7

EFFECT OF HEADINGS

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment Agreement to be duly executed and delivered as of the day and year first above written.

JSC TURANALEM SECURITIES, as the Securities Agent

By:	/s/

Name:

Title:

TRANSMERIDIAN EXPLORATION, INC., as a Shareholder

By:	/s/ Earl W. McNiel

Name: Earl W. McNiel

Title: Duly Authorised Attorney

BRAMEX MANAGEMENT, INC., as a Shareholder

By:	/s/ Earl W. McNiel

Name: Earl W. McNiel

Title: Duly Authorised Attorney